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                                                             EXHIBIT 5 and 23(b)





                                              April 9, 1998



The Travelers Insurance Company
One Tower Square
Hartford, Connecticut  06183


Gentlemen:

      With reference to Post-Effective Amendment No. 3 to the Registration Statement on Form S-2 filed by The Travelers Insurance Company and The Travelers Separate Account MGA with the Securities and Exchange Commission covering Modified Guaranteed Annuity contracts, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

     1. The Travelers Insurance Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue variable annuity contracts by the Insurance Commissioner of the State of Connecticut.

     2. The Travelers Separate Account MGA is a duly authorized and validly existing separate account established pursuant to Section 38a-433 of the Connecticut General Statutes.

     3. The variable annuity contracts covered by the above Registration Statement, and all post-effective amendments relating thereto, have been approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued will be valid, legal and binding obligations of The Travelers Insurance Company and of The Travelers Separate Account MGA.

      I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to this opinion under the caption "Legal Proceedings and Opinion" in the Prospectus constituting a part of Post-Effective Amendment No. 3.

                                Very truly yours,



                                /s/ Katherine M. Sullivan
                                ------------------------------------------------
                                General Counsel
                                The Travelers Insurance Company